Exhibit 99
MORTGAGE AND OTHER NOTES PAYABLE
INCLUDING WEIGHTED AVERAGE INTEREST RATES AT MARCH 31, 2007

			Beneficial	Effective		LIBOR
		100%	Interest	Rate	(a)	Rate
		3/31/07	3/31/07	3/31/07		Spread	2007	2008		2009		2010	2011	2012	2013	2014	2015	2016	Total
Consolidated Fixed Rate Debt:
Beverly Center		342.4	342.4	5.28%			3.6	5.0		5.4		5.7	6.0	6.3	6.6	303.8			342.4
Cherry Creek Shopping Center	50.00%	280.0	140.0	5.24%														140.0	140.0
Great Lakes Crossing		142.3	142.3	5.25%			1.8	2.6		2.7		2.9	3.0	3.2	126.0				142.3
International Plaza (b)	50.10%	177.8	89.0	4.38%	(c)		1.3	87.8	(b)										89.0
MacArthur Center	95.00%	137.5	130.8	6.86%	(d)		2.0	2.8		3.0		122.9							130.8
Northlake Mall		215.5	215.5	5.41%														215.5	215.5
Regency Square		77.5	77.5	6.75%			0.8	1.2		1.3		1.4	72.8						77.5
Stony Point Fashion Park		111.5	111.5	6.24%			1.1	1.5		1.6		1.8	1.9	2.0	2.1	99.5			111.5
The Mall at Short Hills		540.0	540.0	5.47%													540.0		540.0
The Mall at Wellington Green	90.00%	200.0	180.0	5.44%													180.0		180.0
Total Consolidated Fixed		2,224.5	1,969.0				10.6	100.9		14.1		134.6	83.7	11.4	134.8	403.3	720.0	355.5	1,969.0
Weighted Rate		5.47%	5.53%				5.68%	4.57%		5.86%		6.75%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%

Consolidated Floating Rate Debt:
Dolphin Mall (e)		15.0	15.0	6.02%	(f)	0.70%				15.0	(g)								15.0
Fairlane Town Center (e)		80.0	80.0	6.02%	(f)	0.70%				80.0	(g)								80.0
The Mall at Partridge Creek		29.6	29.6	6.47%	(f)	1.15%						29.6							29.6
TRG Revolving Credit		15.6	15.6	6.31%	(h)			15.6											15.6
Twelve Oaks Mall (e)		0.0	0.0		(f)	0.70%
Other		0.7	0.4	8.25%			0.1	0.1		0.1									0.4
Total Consolidated Floating		140.9	140.5				0.1	15.7		95.1		29.6	0.0	0.0	0.0	0.0	0.0	0.0	140.5
Weighted Rate		6.16%	6.15%				8.25%	6.33%		6.02%		6.47%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Consolidated		2,365.4	2,109.5				10.7	116.6		109.2		164.2	83.7	11.4	134.8	403.3	720.0	355.5	2,109.5
Weighted Rate		5.51%	5.57%				5.71%	4.81%		6.00%		6.70%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%

Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	137.3	68.7	7.90%			0.6	0.9		1.0		66.0							68.7
Fair Oaks	50.00%	140.0	70.0	6.60%				70.0											70.0
The Mall at Millenia	50.00%	210.0	105.0	5.46%				0.9		1.4		1.5	1.6	1.6	98.1				105.0
Sunvalley	50.00%	127.4	63.7	5.67%			0.8	1.1		1.2		1.2	1.3	58.2					63.7
Waterside Shops at Pelican Bay	25.00%	165.0	41.3	5.54%														41.3	41.3
Westfarms	78.94%	197.7	156.1	6.10%			1.8	2.6		2.7		2.9	3.1	142.9					156.1
Total Joint Venture Fixed		977.5	504.7				3.2	75.5		6.3		71.7	6.0	202.7	98.1	0.0	0.0	41.3	504.7
Weighted Rate		6.14%	6.18%				6.36%	6.57%		6.17%		7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%

Joint Ventures Floating Rate Debt:
Taubman Land Associates	50.00%	30.0	15.0	5.95%	(i)									15.0					15.0
Other		1.8	1.1	8.19%			0.4	0.3		0.3		0.1							1.1
Total Joint Venture Floating (j)		31.8	16.1				0.4	0.3		0.3		0.1	0.0	15.0	0.0	0.0	0.0	0.0	16.1
Weighted Rate		6.07%	6.11%				8.19%	8.19%		8.19%		8.19%	0.00%	5.95%	0.00%	0.00%	0.00%	0.00%

Total Joint Venture		1,009.2	520.8				3.6	75.8		6.6		71.8	6.0	217.7	98.1	0.0	0.0	41.3	520.8
Weighted Rate		6.13%	6.18%				6.56%	6.58%		6.26%		7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%

TRG Beneficial Interest Totals
Fixed Rate Debt		3,201.9	2,473.7				13.8	176.4		20.4		206.3	89.7	214.1	232.9	403.3	720.0	396.8	2,473.7
		5.67%	5.66%				5.84%	5.43%		5.96%		7.09%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%
Floating Rate Debt		172.7	156.7				0.5	16.1		95.4		29.7	0.0	15.0	0.0	0.0	0.0	0.0	156.7
		6.14%	6.15%				8.20%	6.37%		6.03%		6.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total		3,374.6	2,630.3				14.3	192.4		115.8		236.0	89.7	229.1	232.9	403.3	720.0	396.8	2,630.3
		5.70%	5.69%				5.92%	5.51%		6.02%		7.01%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%

			Average Maturity Fixed Debt				7
			Average Maturity Total Debt				6

(a)
Includes the impact of interest rate swaps, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt, or interest rate cap premiums.

(b)
The Company has entered into three forward starting swaps totaling $150 million (beneficial interest $75 million) to partially hedge the planned refinancing of International Plaza in January 2008. The weighted average forward swap rate for these three swaps is 5.33%, excluding the credit spread.

(c)	Debt is reduced by $.1 million of purchase accounting discount from acquisition which increases the stated rate on the debt of 4.21% to an effective rate of 4.38%.
(d)	Debt includes $2.6 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 7.59% to an effective rate of 6.86%.
(e)	TRG's $350 million revolving credit facility was amended in August 2006. Dolphin Mall, Fairlane Town Center, and Twelve Oaks Mall are now direct borrowers under this facility.
(f)	The debt is floating month to month at LIBOR plus spread.
(g)	One year extension option available.
(h)	Rate floats daily.
(i)	Debt is swapped to an effective rate of 5.95% until maturity.
(j)
Excludes The Pier Shops at Caesars' mortgage of $86.9 million at 100%. The debt is guaranteed 100% by the joint venture partner. In April 2007, the existing mortgage was refinanced with a $135 million ten year non-recourse interest-only loan at an effective rate of approximately 6.1%.